Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Strategy & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-3394	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Nicholas S. Laudico
The Ruth Group
646-536-7030
nlaudico@theruthgroup.com

NUVASIVE REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•	Third quarter 2012 total revenue of $148.4 million; up 11.7% from third quarter 2011

•	GAAP net income of $2.4 million, or $0.05 per share

•	Non-GAAP net income of $10.1 million, or $0.23 per share

SAN DIEGO, October 24, 2012 -    NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended September 30, 2012.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Market challenges led third quarter results to fall short of our expectations. We provided early warning of the shortfall and have implemented a plan to address the issues. We are re-engaging with our sales force on a deeper level, accelerating the pace of sales force hiring to more than compensate for losses in the quarter, and increasing executive engagement with our top customers. Our market share taking strategy continues to be intact and we have a number of growth catalysts that will help drive growth for the balance of this year and beyond. We are in a unique position as the spine market continues to shift toward minimally invasive solutions and we intend to fully capitalize upon it.”

NuVasive reported third quarter 2012 revenue of $148.4 million, an 11.7% increase over the $132.9 million for the third quarter 2011 and 3.9% decrease compared to the $154.4 million reported for the second quarter 2012.

Gross profit for the third quarter 2012 was $110.6 million and gross margin was 74.6%, compared to a gross profit of $106.9 million and a gross margin of 80.4% for the third quarter 2011. For the second quarter 2012, gross profit was $117.9 million and gross margin was 76.3%.

Total operating expenses for the third quarter 2012 were $98.1 million compared to $198.3 million in the third quarter 2011 and $104.9 million in the second quarter 2012. The lower operating expenses in the third quarter 2012 compared to the prior year were primarily attributable to a $101.2 million charge related to a litigation liability in the prior year.

On a GAAP basis, the Company reported net income of $2.4 million, or $0.05 per share, for the third quarter 2012.

On a Non-GAAP basis, the Company reported net income of $10.1 million, or $0.23 per share, for the third quarter 2012. The Non-GAAP earnings per share calculations for the third quarter exclude, (i) non-cash stock-based compensation of $5.4 million; (ii) certain intellectual property litigation expenses of $751 thousand; (iii) amortization of intangible assets of $3.1 million; (iv) acquisition related items of $387 thousand; and (v) non-cash interest expense on convertible notes of $3.2 million.

Cash, cash equivalents and short and long-term marketable securities were $285.0 million at September 30, 2012.

Updated 2012 Full Year Financial Guidance

•	Revenue of approximately $601 - $606 million; compared to approximately $625 million previously

•	GAAP EPS of approximately $0.11 to $0.13; compared to approximately $0.16 previously

•	Non-GAAP EPS of approximately $0.88 to $0.90; compared to approximately $0.97 previously

•	Non-GAAP Operating Margin of approximately 14.0%; compared to approximately 14.5% previously

•	GAAP effective tax rate of approximately 60%; compared to approximately 55% previously

•	Non-GAAP effective tax rate of approximately 40% remains unchanged

2012 Reconciliation of Full Year EPS Guidance

	Prior	Revised Guidance [2]
	Guidance [1]	Low	High

GAAP earnings per share guidance	$0.16	$0.11	$0.13
Non-cash stock based compensation	0.43	0.37	0.37
Certain intellectual property litigation expenses	0.03	0.04	0.04
Amortization of intangible assets	0.16	0.16	0.16
Acquisition related items [3]	0.02	0.03	0.03
Non-cash interest expense on convertible notes	0.17	0.17	0.17

Non-GAAP earnings per share guidance	$0.97	$0.88	$0.90

Weighted shares outstanding - basic [4]	43,500	43,500	43,500

Weighted shares outstanding - diluted [4]	45,000	44,500	44,500

[1]	Effective tax rate of ~55% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2]	Effective tax rate of ~60% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with prior M&A activity and as incurred
[4]	Weighted shares outstanding shown as pre “if-converted” method

2012 Guidance Reconciliation of Non-GAAP Operating Margin %
	Prior Guidance	Revised Guidance
Gross Margin % [A]	~75.5%	~75.0%

Non-GAAP Operating Expenses [B]	~61.0%	~61.0%
Non-cash stock-based compensation	~5.0%	~4.5%
Certain intellectual property litigation expenses	~0.5%	~0.5%
Amortization of intangible assets	~2.0%	~2.0%
Acquisition related items*	~0.2%	~0.3%

GAAP Operating Expenses	~68.7%	~68.3%
Non-GAAP Operating Margin % [A-B]	~14.5%	~14.0%
* Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP operating margin and Non-GAAP earnings per share, which exclude such items as non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, acquisition related items, and non-cash interest expense on convertible notes. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Third Quarter 2012 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$2,354	$0.05
Non-cash stock-based compensation	$5,434	3,260	0.07
Certain intellectual property litigation expenses	751	451	0.01
Amortization of intangible assets	3,081	1,849	0.04
Acquisition related items	387	232	0.01
Non-cash interest expense on convertible notes	3,202	1,921	0.04

Non-GAAP earnings		$10,067	$0.23

Weighted shares outstanding - diluted			44,735

Reconciliation of Year To Date 2012 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$5,890	$0.13
Non-cash stock-based compensation	$20,400	12,240	0.28
Certain intellectual property litigation expenses	1,567	940	0.02
Amortization of intangible assets	8,830	5,298	0.12
Acquisition related items	1,420	852	0.02
Non-cash interest expense on convertible notes	9,435	5,661	0.13

Non-GAAP earnings		$30,881	$0.70

Weighted shares outstanding - diluted			44,151

Conference Call

NuVasive will hold a conference call today at 8:00 a.m. ET / 5:00 a.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through November 23, 2012. In addition, a telephonic replay of the call will be available until November 7, 2012. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 399418.

About NuVasive

NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $7.9 billion global spine market.

NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines several categories of solutions that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system and intra-operative monitoring support; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 75 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue	$148,391	$132,880	$454,501	$390,312
Cost of goods sold (excluding amortization of purchased technology)	37,746	26,015	111,213	75,049

Gross profit	110,645	106,865	343,288	315,263

Operating expenses:
Sales, marketing and administrative	87,052	85,482	273,669	254,025
Research and development	7,933	10,092	27,932	31,119
Amortization of intangible assets	3,081	1,504	8,830	4,241
Litigation award	-	101,200	-	101,200

Total operating expenses	98,066	198,278	310,431	390,585

Interest and other expense, net:
Interest income	249	257	661	591
Interest expense	(6,885)	(7,276)	(20,682)	(10,962)
Other income, net	260	1,726	146	2,303

Total interest and other expense, net	(6,376)	(5,293)	(19,875)	(8,068)

Income (loss) before income taxes	6,203	(96,706)	12,982	(83,390)
Income tax expense (benefit)	4,064	(29,031)	7,764	(22,715)

Consolidated net income (loss)	$2,139	$(67,675)	$5,218	$(60,675)

Net loss attributable to noncontrolling interests	$(215)	$(123)	$(672)	$(862)

Net income (loss) attributable to NuVasive, Inc.	$2,354	$(67,552)	$5,890	$(59,813)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.05	$(1.69)	$0.14	$(1.50)

Diluted	$0.05	$(1.69)	$0.13	$(1.50)

Weighted average shares outstanding:
Basic	43,488	39,892	43,227	39,766

Diluted	44,735	39,892	44,151	39,766

Stock-based compensation is included in expenses in the following categories:
Sales, marketing and administrative	$4,844	$7,497	$18,723	$21,956
Research and development	567	621	1,624	1,833
Cost of goods sold	23	-	53	-

	$5,434	$8,118	$20,400	$23,789

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107,731	$163,492
Short-term marketable securities	134,899	146,228
Accounts receivable, net	78,140	87,736
Inventory	132,958	119,313
Deferred tax assets, current	54,550	54,550
Prepaid expenses and other current assets	7,264	20,518

Total current assets	515,542	591,837
Property and equipment, net	131,158	124,754
Long-term marketable securities	42,416	32,503
Intangible assets, net	105,086	108,140
Goodwill	162,333	159,349
Deferred tax assets	19,857	19,857
Restricted cash and investments	182,067	68,600
Other assets	26,169	18,522

Total assets	$1,184,628	$1,123,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$63,498	$51,744
Accrued payroll and related expenses	22,527	22,215
Litigation liability	-	101,200
Acquisition-related liabilities	32,389	32,221
Senior Convertible Notes, current	74,311	-

Total current liabilities	192,725	207,380
Senior Convertible Notes	329,143	394,019
Deferred tax liabilities	4,180	3,952
Litigation liability	101,200	-
Other long-term liabilities	15,581	13,461
Commitments and contingencies
Noncontrolling interests	10,033	10,705
Stockholders’ equity:
Preferred stock	-	-
Common stock	44	42
Additional paid-in capital	705,931	674,790
Accumulated other comprehensive income	1,166	477
Accumulated deficit	(175,375)	(181,264)

Total stockholders’ equity	531,766	494,045

Total liabilities and stockholders’ equity	$1,184,628	$1,123,562

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Consolidated net income (loss)	$5,218	$(60,675)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,237	24,847
Amortization of debt discount	9,435	3,076
Amortization of debt issuance costs	1,386	2,588
Stock-based compensation	20,400	23,789
Allowance for excess and obsolete inventory, net of write-offs	2,000	4,642
Allowance for doubtful accounts and sales return reserve	816	1,261
Accretion of contingent consideration	708	587
Gain recognized on change in fair value of derivatives	-	(2,387)
Deferred income tax expense	-	6,238
Other non-cash adjustments	4,294	3,545
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,421	(3,152)
Inventory	(14,222)	(19,933)
Prepaid expenses and other current assets	13,582	(1,061)
Accounts payable and accrued liabilities	4,474	504
Litigation liability	-	101,200
Accrued payroll and related expenses	(269)	584
Income taxes payable	5,006	(32,237)

Net cash provided by operating activities	99,486	53,416
Investing activities:
Cash paid for business and asset acquisitions	(9,838)	(1,100)
Purchases of property and equipment	(35,706)	(39,435)
Purchases of marketable securities	(192,759)	(244,209)
Sales of marketable securities	193,035	124,205
Purchases of restricted investments	(113,331)	(4,535)
Payment for specific rights in connection with supply agreement, net of refund received	-	(5,000)

Net cash used in investing activities	(158,599)	(170,074)
Financing activities:
Proceeds from the sale of warrants	-	47,898
Proceeds from the issuance of convertible debt, net of issuance costs	-	391,334
Purchase of convertible note hedges	-	(80,097)
Repurchase of 2013 Senior Convertible Notes	-	(118,702)
Proceeds from the issuance of common stock	3,183	4,461
Other assets	132	(349)
Tax benefits related to stock-based compensation awards	-	638

Net cash provided by financing activities	3,315	245,183
Effect of exchange rate changes on cash	37	(179)

(Decrease) increase in cash and cash equivalents	(55,761)	128,346
Cash and cash equivalents at beginning of period	163,492	92,597

Cash and cash equivalents at end of period	$107,731	$220,943